As filed with the Securities and Exchange Commission on June 27, 2024

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRIS ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Australia		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
Level 12, 44 Market Street Sydney, NSW 2000 Australia
(Address of Principal Executive Offices)

Iris Energy 2023 Long-Term Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 E. 42nd Street, 18th Floor New York, New York 10168
(Name and address of agent of service)

(800) 221-0102
(Telephone number, including area code, of agent for service)

Copy to:

Byron B. Rooney Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Cesilia Kim Iris Energy Limited Level 12, 44 Market Street Sydney, NSW 2000 Australia +61 2 7906 8301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Iris Energy Limited (doing business as IREN) (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,000,000 additional common shares, no par value, under the 2023 Long-Term Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Commission on June 30, 2023 (File No. 333-273071). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference, as of their respective dates:

(1)       The Company’s annual report on Form 20-F for the year ended June 30, 2023, filed with the Commission on September 13, 2023 (File No. 001-41072), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)       The Company’s report on Form 6-K furnished to the Commission on July 18, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on August 11, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on August 29, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on October 6, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on October 20, 2023 (only with respect to the second Report on Form 6-K filed on such date) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on November 30, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on December 7, 2023 (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on December 15, 2023 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on January 16, 2024 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on February 14, 2024 (but excluding Exhibit 99.1 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on February 15, 2024 (but excluding Exhibits 99.1 and 99.2 thereto) (File No. 001-41072), the Company’s report on Form 6-K furnished to the Commission on March 21, 2024 (File No. 001-41072) and the Company’s report on Form 6-K furnished to the Commission on May 15, 2024 (but excluding Exhibits 99.1, 99.2 and 99.5 thereto) (File No. 001-41072); and

(3)       The description of the Company's share capital contained in the Company's Registration Statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, including any reports of foreign private issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Company is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index
4.1	Constitution of the Registrant, as currently in effect (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 24, 2021 (File No. 333-261320).
5.1*	Opinion of Clifford Chance LLP.
23.1*	Consent of Armanino LLP, independent registered public accounting firm.
23.2*	Consent of Raymond Chabot Grant Thornton LLP., independent registered public accounting firm.
23.3*	Consent of Clifford Chance LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
107.1*	Filing Fee Table

______________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on June 27, 2024.

IRIS ENERGY LIMITED

By:	/s/ Daniel Roberts
	Name:	Daniel Roberts
	Title:	Co-Chief Executive Officer

By:	/s/ William Roberts
	Name:	William Roberts
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant's co-principal executive officers and principal financial officer (currently Daniel Roberts, William Roberts and Belinda Nucifora, respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-infact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel Roberts	Co-Chief Executive Officer and Director	June 27, 2024
Daniel Roberts	(Principal Executive Officer)

/s/ William Roberts	Co-Chief Executive Officer and Director	June 27, 2024
William Roberts	(Principal Executive Officer)

/s/ Belinda Nucifora	Chief Financial Officer	June 27, 2024
Belinda Nucifora	(Principal Accounting Officer)

/s/ David Bartholomew	Director	June 27, 2024
David Bartholomew

/s/ Christopher Guzowski	Director	June 27, 2024
Christopher Guzowski

/s/ Michael Alfred	Director	June 27, 2024
Michael Alfred

/s/ Sunita Parasuraman	Director	June 27, 2024
Sunita Parasuraman

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Iris Energy Limited has signed this Registration Statement on June 27, 2024.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.